EXHIBIT 31.2: Rule 13a-14(a) / 15d-14(a) Certification of the Chief Financial Officer

Certification of Chief Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Walter F. Rusnak, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Pathfinder Bancorp, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

June 10, 2020	/s/ Walter F. Rusnak Walter F. Rusnak Senior Vice President and Chief Financial Officer